Exhibit 99.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:

(1) the 10-Q Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2003	/s/ Robert J. Keegan, Robert J. Keegan, President and Chief Executive Officer of The Goodyear Tire & Rubber Company

Dated: April 30, 2003	/s/ Robert W. Tieken, Robert W. Tieken, Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company

A signed original of this written statement required by Section 906 has been provided to The Goodyear Tire & Rubber Company and will be retained by The Goodyear Tire & Rubber Company and furnished to the Securities and Exchange Commission or its staff upon request.